                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ] Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                            GROUP 1 AUTOMOTIVE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

                             GROUP 1 AUTOMOTIVE INC






                                 April 17, 2002




Dear Fellow Stockholder:


     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Group 1 Automotive, Inc. to be held at 10:00 a.m., central time, on Wednesday, May 22, 2002, at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas.

     The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement. Additionally, we will report on our business and the financial performance of Group 1.

     It is important that your shares are represented at the meeting, whether or not you plan to attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to submit a proxy containing your voting instructions, as soon as possible, by telephone, through the Internet or by signing, dating and mailing your proxy card. The Board of Directors unanimously recommends that stockholders vote FOR each of the matters described in the proxy statement to be presented at the meeting.

     We look forward to seeing you on May 22nd at our Annual Meeting in Houston.

                                                Sincerely,




                                                B. B.  Hollingsworth, Jr.
                                                Chairman of the Board, President
                                                 and Chief Executive Officer

                             GROUP 1 AUTOMOTIVE INC
                                 Houston, Texas

                                 ---------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             WEDNESDAY, MAY 22, 2002


To the Stockholders of Group 1 Automotive, Inc.:

    The Annual Meeting of Stockholders of Group 1 Automotive, Inc. will be held on Wednesday, May 22, 2002 at 10:00 a.m., central time, at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas. At the meeting, we will consider and vote upon the following matters:

         (1) The election of one director to serve until the 2005 Annual Meeting of Stockholders.

         (2) Any other business that is properly presented at the meeting or any adjournments or postponements of the meeting.

     If you were a stockholder at the close of business on March 25, 2002, you are entitled to vote at the meeting.

    We cordially invite you to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU CAST YOUR VOTE AS SOON AS POSSIBLE. You may revoke your proxy at any time prior to its use.

                                             By Order of the Board of Directors,



                                             John S. Watson
                                             Secretary

Houston, Texas
April 17, 2002



                                   IMPORTANT

                PLEASE VOTE BY PROXY CARD, TELEPHONE OR INTERNET
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                TABLE OF CONTENTS


About the Annual Meeting.....................................................  1

Proposal 1 - Election of Directors...........................................  3

Board of Directors...........................................................  4

       Nominee for Election to Term Expiring 2005............................  4

       Class I Directors.....................................................  4

       Class II Directors....................................................  5

Ratification of the Appointment of Independent Auditors......................  5

Voting of Shares Covered by Proxies..........................................  6

Board Meetings and Committees................................................  6

Audit Committee Report.......................................................  8

Executive Officers...........................................................  9

Executive Compensation....................................................... 10

       Compensation Committee Report on Executive Compensation............... 10

       Summary Compensation Table............................................ 12

       Stock Options Granted in 2001......................................... 13

       Stock Option Exercises and Fiscal Year-End Values..................... 14

       Employment Agreements................................................. 14

Performance Graph............................................................ 16

Stock Ownership Information.................................................. 17

       Security Ownership of Certain Beneficial Owners and Management........ 17

       Compliance with Beneficial Ownership Reporting Requirements........... 18

Compensation Committee Interlocks and Insider Participation.................. 18

Certain Relationships and Related Transactions............................... 18

Other Matters................................................................ 19

Stockholder Proposals for 2003 Annual Meeting................................ 20

Appendix A - Audit Committee Charter.........................................A-1

                             GROUP 1 AUTOMOTIVE INC

                            950 Echo Lane, Suite 100
                                Houston, TX 77024

                                   ----------

                                 PROXY STATEMENT

                                   ----------

    These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors of Group 1 Automotive, Inc., for use at our 2002 Annual Meeting of Stockholders. The meeting will be held at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas, on Wednesday, May 22, 2002, at 10:00 a.m. central time. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about April 17, 2002. Because many stockholders are unable to attend the meeting, our Board of Directors solicits proxies from our stockholders to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the meeting. We urge you to read carefully the material in this proxy statement.

                            ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE MEETING?

    At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting, including the election of directors and consideration of any other matters properly presented at the meeting. In addition, senior management will report on our business and financial performance during fiscal 2001 and respond to your questions.

WHO IS ENTITLED TO VOTE AT THE MEETING?

    Only our stockholders as of 5:00 p.m., central time, on March 25, 2002, the record date, are entitled to receive notice of the annual meeting and to vote at the meeting, or any postponements or adjournments of the meeting. On March 25, 2002, there were 22,950,982 shares of common stock outstanding.

HOW MANY VOTES CAN I CAST?

    You are entitled to one vote for each share of Group 1 common stock you owned on March 25, 2002 on all matters presented at the meeting.

HOW DO I VOTE MY SHARES?

    If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can provide a proxy to be voted at the meeting either:

    o   over the telephone by calling 1-800-435-6710;

    o   electronically, using the Internet, at www.eproxy.com/gpi; or

    o   by mailing in the enclosed proxy card.

    The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

    If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number located on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card and information sheet, step-by-step instructions will be provided by recorded telephone message or at the designated Web site on the Internet. Once you have voted, in accordance with those instructions, you will receive confirmation that your proxy has been successfully submitted.

    If you hold your shares in "street name," you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote such shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the New York Stock Exchange Rules.

    If you vote by granting a proxy, Messrs. Hollingsworth and Thompson will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, Messrs. Hollingsworth and Thompson will vote those shares as recommended by our Board of Directors.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A "STREET NAME"
HOLDER?

    If your shares are registered directly in your name with Mellon Investor Services, LLC, our stock transfer agent, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in "street name."

HOW DO I VOTE MY SHARES IN PERSON AT THE MEETING?

    If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you hold your shares in "street name," you may only vote those shares in person if you obtain a signed proxy from your broker or other nominee giving you the right to vote the shares.

CAN I REVOKE MY PROXY?

    Yes.  You can revoke your proxy at any time before it is exercised by:

    o   submitting written notice of revocation to our Secretary;

    o submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

    o   attending our meeting and voting your shares in person.

WHAT VOTE IS REQUIRED TO APPROVE THE ELECTION OF DIRECTORS?

    In the election of directors, you may either vote "FOR" the nominee or "WITHHOLD" your vote for the nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of the director. If the nominee receives a plurality of the votes cast, that is, more votes "FOR" than "WITHHOLD", he will be elected to the Board of Directors.

    Abstentions occur when stockholders are present at the annual meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. "Broker non-votes" occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the meeting and do not have discretionary authority to vote those shares.

HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSAL?

    The Board recommends that you vote:

    o        FOR the nominee for director.

WHAT IS A QUORUM?

     A quorum is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares as of the record date. There must be a quorum for the meeting to be held. If you submit a valid proxy card or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum.

MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

    You may submit proposals for consideration at future stockholder meetings, including director nominations. In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for next year's annual meeting, the written proposal must be received by us no later than December 16, 2002. The proposal must comply with regulations of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in company-sponsored proxy materials and must contain the information required by our bylaws.

                                  THE PROPOSAL

PROPOSAL 1 - ELECTION OF DIRECTORS

   According to our bylaws, nominees for election as directors at our annual meetings who receive the greatest number of votes cast for election by our stockholders are elected as directors. As a result, abstentions and broker non-votes will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the annual meeting. Stockholders may not cumulate their votes in the election of our directors.

     Our Certificate of Incorporation provides for a classified Board of Directors. The directors are divided into three classes, with each class serving for a period of three years. As a result, the stockholders elect approximately one-third of the members of our Board of Directors annually. You are being asked to elect one director at this annual meeting. Our remaining directors will not be required to stand for election at the annual meeting because their present terms expire in either 2003 or 2004.

    Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominee listed in this proxy statement. We have no reason to believe that the nominee will be unable or unwilling to serve if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board of Directors, or the Board may reduce the number of directors.

    The following table sets forth certain information, as of the date of this Proxy Statement, regarding the nominee and the other directors of Group 1.

                                                                                                 DIRECTOR
                                             POSITION AND OFFICES WITH GROUP 1                    SINCE         AGE
                                ------------------------------------------------------------    -----------    -------
CLASS  III NOMINEE
Stephen D. Quinn...........     --                                                                   --          46

CLASS I DIRECTORS
Bennett E. Bidwell.........     Director                                                           1997          74
B. B. Hollingsworth, Jr....     Director, Chairman, President and Chief Executive Officer          1996          59
Robert E.  Howard II.......     Director, President of Bob Howard Auto Group                       1997          55

CLASS II DIRECTORS
John L. Adams..............     Director                                                           1999          57
Max P. Watson, Jr..........     Director                                                           2001          56
Kevin H. Whalen............     Director, President of Sterling McCall Automotive Group            2001          43

    Our Restated Certificate of Incorporation and Bylaws provide that our directors shall be divided among the three classes as nearly equal in number as possible. The two directors who previously served as Class III directors, John
H. Duncan and Charles M. Smith, are not standing for re-election. The Board of Directors has nominated only one person to serve as a director in Class III, which leaves a temporary imbalance among the classes of directors. This imbalance is expected to be addressed at next year's Annual Meeting of Stockholders.

                               BOARD OF DIRECTORS

NOMINEE FOR ELECTION TO TERM EXPIRING 2005

STEPHEN D. QUINN

    Mr. Quinn, age 46, joined Goldman, Sachs & Co. in August 1981 where he specialized in Corporate Finance. From 1990 until his retirement in 2001, Mr. Quinn served as a General Partner and Managing Director of Goldman, Sachs & Co. Mr. Quinn also serves on the Board of Directors and the Audit Committee of Zions Bancorporation.

CLASS I DIRECTORS

BENNETT E. BIDWELL

    Mr. Bidwell, age 74, has served as one of our directors since June 1997.
Mr. Bidwell joined Chrysler Corporation as Executive Vice President in 1983 and was elected to its board of directors the same year. In 1985, Mr. Bidwell was named Vice Chairman of Chrysler Corporation. Mr. Bidwell also served in various executive positions with Chrysler Motors Corporation, including Vice Chairman in 1987, President - Product and Marketing in 1988, and from 1988 to 1990, as Chairman of the Board of Chrysler Motors Corporation. Mr. Bidwell retired from Chrysler Corporation in 1990. Prior to joining Chrysler, Mr. Bidwell spent 27 years with Ford Motor Company, and from 1981 to 1983, he was President and Chief Operating Officer of The Hertz Corporation. His past directorships include National Steel Corporation (1981-1983), McDonald Investments (1994-1996) and Kerr-McGee Corporation (1994-1998). Mr. Bidwell currently serves as a director for International Management Group, The Budd Company and Kelly Management Group. Mr. Bidwell's term expires in 2003.

B. B.  HOLLINGSWORTH, JR.

    Mr. Hollingsworth, age 59, has served as Chairman of the Board since March 1997 and as President, Chief Executive Officer and a director of the Company since August 1996. Prior to joining the Company, Mr. Hollingsworth spent nineteen years in various positions with Service Corporation International ("SCI"), which he helped establish as the leading funeral service company in North America. He served as President and Director of

SCI from 1975 until his retirement in 1986. Prior to November 1997, Mr. Hollingsworth was a stockholder and director of Foyt Motors, Inc., a Group 1 subsidiary acquired in November 1997. He also serves on The Council of Overseers of Rice University's Jesse H. Jones Graduate School of Management and the Board of Directors of the Greater Houston Partnership. Mr. Hollingsworth's term expires in 2003.

ROBERT E. HOWARD II

    Mr. Howard, age 55, has served as one of our directors since April 1997. Mr. Howard has served as President of the Bob Howard Auto Group since November 1997. Mr. Howard has more than 32 years experience in the automotive retailing industry. From 1969 to 1977, he served in various management positions at franchised dealerships acquired by Group 1. He was a recipient of the 1997 Time Magazine Quality Dealer Award and presently serves as a Commissioner of the Oklahoma Motor Vehicle Commission. Mr. Howard's term expires in 2003.

CLASS II DIRECTORS

JOHN L. ADAMS

    Mr. Adams, age 57, has served as one of our directors since November 1999. Mr. Adams is currently Executive Vice President of Trinity Industries, Inc., one of North America's largest manufacturers of transportation, construction and industrial products. Before joining Trinity Industries, Mr. Adams spent 25 years in various positions with Texas Commerce Bank N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, Mr. Adams was Chairman, President and Chief Executive Officer of Chase Bank of Texas. Mr. Adams serves as a director to American Express Bank, Ltd., TU Electric Dallas (advisory), Trustee for the Boys & Girls Clubs of America and the Children's Medical Center of Dallas. Mr. Adams' term expires in 2004.

MAX P. WATSON, JR.

    Mr. Watson, age 56, has served as one of our directors since May 2001.
Mr. Watson served as President and Chief Executive Officer of BMC Software, Inc., one of the world's largest software vendors from April 1990 to January 2001. He served as Chairman of the Board of BMC from January 1992 to April 2001. Mr. Watson also serves on the Board of Trustees of Texas Children's Hospital. Mr. Watson's term expires in 2004.

KEVIN H. WHALEN

    Mr. Whalen, age 43, has served as one of our directors since May 2001.
Mr. Whalen has served as President and Chief Operating Officer of the Sterling McCall Automotive Group since 1997. Mr. Whalen joined the Sterling McCall Automotive Group as a salesman in 1981 and held several management positions before being named General Manager in 1984. Mr. Whalen serves on the Advisory Board of Southwest Bank of Texas and the Boards of the Fellowship of Christian Athletes and the YMCA, Houston. Mr. Whalen's term expires in 2004.

           OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                THE ELECTION OF STEPHEN D. QUINN AS A DIRECTOR.

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    We normally submit for ratification by our stockholders the independent auditors appointed by the Board of Directors. Arthur Andersen LLP has been our independent audit firm since our inception. We have been pleased with the services of Arthur Andersen LLP over those many years. Arthur Andersen LLP has provided us high quality audit services, and its long - term knowledge of our operations has enabled it to carry out its audits effectively and efficiently.

    The Board of Directors had earlier approved the appointment of Arthur Andersen LLP as our independent auditors for the year ending December 31, 2002. In accordance with the recommendation of the Audit Committee, the Board of Directors, in light of recent events, has requested that our management interview firms other than

Arthur Andersen LLP for audit work to be performed for the year ending December 31, 2002. The Audit Committee will review the results of the interview process with the goal of recommending to the Board of Directors a proposed independent auditor, which may or may not be Arthur Andersen LLP, during the second quarter of 2002.

    Since this process will not be completed prior to the date we will mail the proxy statement to our stockholders, the Board of Directors is not recommending any independent auditors for ratification at the Annual Meeting of Stockholders.

                       VOTING OF SHARES COVERED BY PROXIES

    We are not aware of any other matters that will be properly brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, Messrs. Hollingsworth and Thompson will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment. The accompanying form of proxy has been prepared at the direction of our Board of Directors and is being sent to you at the request of our Board of Directors. Messrs. Hollingsworth and Thompson were designated to be your proxies by our Board of Directors.

                          BOARD MEETINGS AND COMMITTEES

    The Board of Directors held nine meetings in fiscal year 2001. During the fiscal year, all directors attended at least 95% of the meetings of the Board of Directors and of the committees on which each served.

    Our Board of Directors has established two standing committees to assist it in discharging its responsibilities: an Audit Committee and a Compensation Committee. We do not have a standing nominating committee. The Audit Committee and the Compensation Committee are comprised entirely of outside directors.

AUDIT COMMITTEE

    Our Audit Committee functions in an oversight role to provide reasonable assurance that the following objectives are achieved:

    o Financial Reporting Process -- Our financial statements are presented fairly in conformity with generally accepted accounting principles.

    o System of Internal Controls -- Our system of internal controls provides reasonable assurance as to the reliability of financial statements and the protection of assets from unauthorized acquisition, use, or disposition.

    o Corporate Compliance Process -- We are in reasonable compliance with pertinent laws and regulations, are conducting our affairs ethically, and are maintaining effective controls against employee conflict of interest and fraud.

     In that connection, the Audit Committee recommends the selection, and evaluates the performance, of our independent auditors, reviews the Company's annual and quarterly financial statements and confirms the independence of our independent auditors. The Audit Committee also meets with our management and external auditors regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant Company policies. While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with generally accepted accounting principles. Our management is responsible for the preparation of our financial statements in accordance with generally accepted accounting principles and our internal controls. Our independent auditors are responsible for the audit work on our financial statements. It is also not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with the Company's policies and procedures.

    The Board of Directors has adopted the Audit Committee Charter, as amended, which is attached as Appendix A to this Proxy Statement. During fiscal year 2001, the Audit Committee met six times and consisted of Mr. Adams (Chairman), Mr. Bidwell and Mr. Duncan. Our Audit Committee is comprised solely of independent directors who meet the Audit Committee requirements set forth in the New York Stock Exchange's listing standards. Mr. Duncan has elected not to stand for re-election to the Board of Directors. As such, his successor on the Audit Committee will be elected by our Board of Directors following this Annual Meeting of Stockholders.

    The Audit Committee Report is set forth on page 8 of this Proxy Statement.

COMPENSATION COMMITTEE

    Our Compensation Committee is comprised solely of independent directors. The Compensation Committee approves the compensation levels and terms of employment for our executive officers, including salary and bonus levels. In addition, the Compensation Committee oversees our stock option, stock purchase and deferred compensation plans. The Compensation Committee, consisting of Mr. Duncan (Chairman), Mr. Adams, Mr. Bidwell and Mr. Watson, held five meetings during fiscal year 2001. Mr. Duncan is a current member of our Board of Directors whose term of office as a director will expire after this year's Annual Meeting of Stockholders. Mr. Duncan has elected not to stand for re-election to the Board of Directors. As such, his successor on the Compensation Committee will be elected by our Board of Directors following this Annual Meeting of Stockholders.

    The Compensation Committee's Report on Executive Compensation is set forth on page 10 of this Proxy Statement.

DIRECTOR COMPENSATION

    In 2001, each of our non-employee directors, other than Mr. Watson (who was elected in May), received an annual retainer fee of $12,000. Mr. Watson received a pro rated retainer fee of $9,000. Our directors also receive a fee of $1,500 for attendance at each Board meeting and a fee of $1,000 for attendance at each meeting of a committee of the Board. Beginning in March 2002, Chairs of the committees of the Board will receive an additional $4,000 annual fee for serving in that capacity. Our directors also receive the use of one company vehicle or the economic equivalent. Directors are also eligible for grants of stock options and other awards pursuant to the Group 1 1996 Stock Incentive Plan. The following table sets forth information concerning stock options granted to our non-employee directors:


                   NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS
--------------------------------------------------------------------------------
                                      GRANT           # OF           EXERCISE
           DIRECTOR                   DATE           SHARES            PRICE
--------------------------------     --------      -----------      ------------
John L. Adams..................       2001             3,000            $28.97
                                      2000             3,000              9.38
                                      1999            10,000             16.47

Bennett E. Bidwell.............       2001             3,000             28.97
                                      2000             3,000              9.38
                                      1999             3,000             16.47

John H. Duncan.................       2001             3,000             28.97
                                      2000             3,000              9.38
                                      1999             3,000             16.47

Max P. Watson, Jr..............       2001             3,000             28.97
                                      2001            10,000             24.65

    Mr. Duncan currently holds stock options to purchase 22,000 shares of common stock, 15,970 of which are vested and 6,030 of which are not vested. The Board has approved accelerating the vesting of the stock options covering 6,030 shares of common stock held by Mr. Duncan upon his retirement from the Board at this Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

    Our Audit Committee is composed of independent directors and operates under a written charter adopted by our Board of Directors. A copy of the charter is included as Appendix A of this Proxy Statement. The Audit Committee recommends to the Board of Directors the selection of our independent public accountants.

    Our management is responsible for our internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States. The Audit Committee monitors our financial reporting process and reports to the Board of Directors on its findings.

    Arthur Andersen LLP served as our independent public accountants in 2001. During fiscal year 2001, the Audit Committee reviewed and discussed with management and Arthur Andersen LLP the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2001. The Audit Committee also discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

    Arthur Andersen submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with Arthur Andersen LLP such firm's independence. The Audit Committee has also considered whether the provision of non-audit services to our company by Arthur Andersen LLP is compatible with maintaining their independence.

    Based on our review with management and the auditors of our audited consolidated financial statements and the auditors' report on such financial statements, and based on the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                                     Audit Committee:

                                                     John L. Adams (Chairman)
                                                     Bennett E. Bidwell
                                                     John H. Duncan

AUDIT AND OTHER FEES

    During fiscal 2001, we paid the following amounts to Arthur Andersen LLP in connection with audit and other services:

Audit Fees                                                             $   345,000
Financial Information Systems Design and Implementation Fees           $        --
All Other Fees, including tax fees                                     $   303,000

    Arthur Andersen does not provide any internal audit services to the Company. We use a separate firm, Crowe Chizek, for internal audit services.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information regarding our executive officers as of February 28, 2002:

           NAME                    AGE                         POSITION
-------------------------        -------     -----------------------------------------------------------------
B.B. Hollingsworth, Jr.            59        Chairman, President and Chief Executive Officer
John T. Turner                     58        Executive Vice President
Scott L. Thompson                  43        Executive Vice President, Chief Financial Officer and Treasurer
John S. Bishop                     55        Senior Vice President - Operations

B. B.  HOLLINGSWORTH, JR.

     Mr. Hollingsworth's biographical information may be found on page 4 of this Proxy Statement.

JOHN T. TURNER

    Mr. Turner, age 58, has served as our Executive Vice President since February 2002. From December 1996 to February 2002, Mr. Turner served, as our Senior Vice President -- Corporate Development. Prior to joining Group 1, Mr. Turner functioned in executive corporate development roles at several large, acquisition oriented public companies for approximately fifteen years. Prior to this period, he was a partner in a public accounting firm.

SCOTT L. THOMPSON

    Mr. Thompson, age 43, has served as our Executive Vice President, Chief Financial Officer and Treasurer since February 2002, and as our Senior Vice President, Chief Financial Officer and Treasurer from December 1996 until February 2002. From 1991 to 1996, Mr. Thompson served as Executive Vice President, Operations and Finance for KSA Industries, Inc., a diversified enterprise with interests in automotive retailing, energy and professional sports. Mr. Thompson's other responsibilities within the KSA group of companies, included service as a Vice President and director of three automobile dealerships, and as a director of Adams Resources Energy, Inc., a public oil and gas company. He is a Certified Public Accountant, and from 1980 to 1991, he held various positions with a public accounting firm.

JOHN S. BISHOP

    Mr. Bishop, age 55, has served as our Senior Vice President -- Operations since October 1998. Prior to joining Group 1, Mr. Bishop served as Group Vice President of Sales and Marketing for Gulf States Toyota, an independent distributor of Toyota vehicles, parts and accessories serving approximately 140 dealers in a five-state area. Mr. Bishop held a number of management and executive positions with Gulf States between 1981 and 1998. Before joining Gulf States, Mr. Bishop was employed at both Ford Motor Company and Chrysler Corporation for a combined eight years.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

BACKGROUND

    The executive compensation program is designed to attract, motivate and retain executives who are key to our long-term success. In this process, we want to align an executive's compensation with Group 1's attainment of business goals and an increase in stockholder value. To achieve this goal, we have adopted both short-term and long-term incentive compensation plans that are dependent upon our performance. The Compensation Committee reviews executive compensation and makes appropriate adjustments based on company performance, achievement of predetermined goals, and changes in an executive's duties and responsibilities. The compensation of other Group 1 employees is based on a similar philosophy.

    Base Salary. Group 1 and the Compensation Committee have established a pay-for-performance philosophy by providing base salaries that generally fall in the 50th percentile of companies in the compensation study, with complimentary incentive compensation programs. Executive salary levels have been and will continue to be based on market salary levels, individual performance and the financial performance of Group 1.

    Incentive Compensation. The Compensation Committee has adopted an incentive compensation program for its executive officers that is based on the earnings per share of Group 1. Dependent upon the earnings per share target achieved, for the year ended December 31, 2002, these individuals could earn bonuses up to 150 percent of their base compensation, which generally falls in the 75th percentile of companies in the compensation study.

    Deferred Compensation Plan. The deferred compensation plan is designed to provide key executives with the opportunity to accumulate additional savings for retirement on a tax-deferred basis. Participants in the plan are allowed to defer receipt of a portion of their salary and/or bonus compensation earned. The participants can choose from various defined investment options to determine their earnings crediting rate; however, Group 1 has complete discretion over how the funds are utilized and these funds represent an unsecured obligation of Group 1 to the participants. Participation in this plan is limited to a select group of management and highly compensated employees.

    Stock Option Plan. Stock options are granted to employees, including executive officers, to align their long-term interests with those of our stockholders. Additionally, it allows them to develop and maintain a potentially significant equity ownership position in Group 1.

    Employee Stock Purchase Plan. Generally, under this plan, all employees, including the executive officers, are offered the opportunity to purchase a limited amount of Group 1 common stock at a 15% discount to market. This is an additional equity incentive we offer to all of our employees to further promote the enhancement of stockholder value.

CURRENT YEAR

    The Compensation Committee consults from time to time with Towers Perrin, a consulting firm experienced in executive compensation, and with access to national compensation surveys and our financial records. The Compensation Committee reviews each element of compensation to ensure that the total compensation delivered reflects Company performance with input on market competitiveness. In the last review, the Compensation Committee confirmed that the executive compensation program met the targeted objectives.

    Chief Executive Officer Compensation. As described above, our executive compensation philosophy is based on providing competitive base salaries with complimentary incentive compensation programs, including the compensation of our Chief Executive Officer, B.B. Hollingsworth, Jr. The following discussion summarizes Mr. Hollingsworth's compensation for 2001.

    Base Salary. Mr. Hollingsworth's base salary was increased 26% during 2001 to $600,000. The base salary portion of Mr. Hollingsworth's compensation is targeted to provide a salary that approximates the 50th percentile of those provided by peer group companies in the compensation study, after considering relative performance of the companies.

    Incentive Compensation. Mr. Hollingsworth earned incentive compensation of $712,500 during 2001. Mr. Hollingsworth received the highest level of incentive compensation achievable, as Group 1's earnings per share for the year exceeded the highest target for the year. Earnings per share increased 38% from $1.88 in 2000 to $2.59 in 2001. Mr. Hollingsworth's target total cash compensation (current salary plus target bonus) is designed to fall in the 50th percentile of the peer group companies in the compensation study. If Group 1 achieves the highest goal for 2002 as determined by the Compensation Committee of the Board of Directors, Mr. Hollingsworth's total cash compensation will fall in the 75th percentile of the peer group companies.

    Stock Option Plan. Mr. Hollingsworth was granted options to purchase 50,000 shares of our common stock, under our 1996 Stock Incentive Plan. This award was given in recognition of our earnings performance in 2001. This award fell below the 50th percentile of the peer group companies in the compensation study.

    Split-Dollar Arrangement. On January 23, 2002, a trust established by Mr. and Mrs. Hollingsworth entered into a Split-Dollar Arrangement with us whereby Group 1, with the approval of the Compensation Committee of the Board of Directors, agreed to make advances of the portion of the premiums not related to term insurance payable on a life insurance policy purchased by the trust on the joint lives of Mr. and Mrs. Hollingsworth. We will pay the entire premium on the policies each year, for a minimum of seven years. Premiums paid by Group 1 will be approximately $300,000 per year. The face amount of the policy is $7.5 million. The Company is entitled to reimbursement of the amounts advanced, without interest, upon the first to occur of (a) the death of the survivor of Mr. and Mrs. Hollingsworth or (b) the termination of the agreement. In no event will the Company's reimbursement exceed the accumulated cash value, which will be less than the premiums paid in the early years. The agreement terminates upon the later to occur of the following: (a) Mr. Hollingsworth ceases to be an officer, director, consultant or employee of Group 1 for any reason other than total and permanent disability; or (b) fifteen years from the date of the agreement. The policy will be assigned to Group 1 as security for repayment of the amounts which we will contribute towards payments due on such policy.

    Tax Deductions for Compensation. In conducting the programs applicable to executives, the Compensation Committee considers the effects of section 162(m) of the Internal Revenue Code, which denies publicly held companies a tax deduction for annual compensation in excess of one million dollars paid to their chief executive officer or any of their four other most highly compensated executive officers who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by that company's stockholders. Our stock option plan is generally designed and implemented so that it qualifies for full deductibility under section 162(m). However, certain compensation or awards may be granted under this plan that do not qualify under section 162(m). In addition, the portion of total salary and bonus compensation that exceeds one million dollars for each of our Chief Executive Officer and our four other most highly compensated executive officers does not so qualify and is subject to the limitation on deductibility under section 162(m). As a result, we may from time to time pay compensation to our executive officers that is not deductible.

    Respectfully submitted by the Compensation Committee of the Board of Directors of Group 1,

                                                John H. Duncan (Chairman)
                                                John L. Adams
                                                Bennett E. Bidwell
                                                Max P. Watson, Jr.

    The following table sets forth information regarding compensation of our Chief Executive Officer and four other most highly compensated executive officers during 2001.

                           SUMMARY COMPENSATION TABLE

                                                                       ANNUAL                LONG-TERM
                                                                   COMPENSATION(1)         COMPENSATION
                                                              -------------------------   ---------------
                                                                                            SECURITIES
                                                                                            UNDERLYING           ALL OTHER
           NAME AND PRINCIPAL POSITION               YEAR       SALARY         BONUS          OPTIONS        COMPENSATION(2)
-------------------------------------------------   -------   -----------   -----------   ---------------   ------------------
B.B. Hollingsworth, Jr............................   2001       $490,625      $712,500        50,000              $39,586
  Chairman, President and Chief Executive Officer    2000        475,000       475,000       100,000               14,262
                                                     1999        435,625       430,000       110,000                   --

John T. Turner....................................   2001        334,375       487,500        25,000               27,221
  Executive Vice President                           2000        325,000       325,000        50,000                9,894
                                                     1999        303,125       300,000        60,000                   --

Scott L. Thompson.................................   2001        334,375       487,500        25,000                   --
  Executive Vice President, Chief Financial          2000        325,000       325,000        50,000                5,717
    Officer and Treasurer                            1999        259,375       250,000        60,000                   --

John S. Bishop....................................   2001        328,125       487,500        15,000               13,840
  Senior Vice President - Operations                 2000        325,000       325,000        50,000                4,767
                                                     1999        303,125       300,000        60,000                   --

Charles M. Smith(3)...............................   2001        300,000       450,000           --                    --
  Senior Vice President - Industry Relations         2000        300,000       300,000           --                 4,769
                                                     1999        300,000       300,000        30,000                   --

----------

     (1) Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported.

     (2) Represents above-market interest earned on amounts deferred under the Group 1 Deferred Compensation Plan.

     (3) Mr. Smith retired and resigned as a director and officer effective November 2, 2001, but will remain as a consultant to the Company until November 2004.

STOCK OPTIONS GRANTED IN 2001

    The following table contains certain information concerning stock options granted to the executive officers in 2001.


                                                                                                 POTENTIAL REALIZABLE
                                                                                                       VALUE AT
                                           INDIVIDUAL GRANTS                                        ASSUMED ANNUAL
                              ---------------------------------------------                            RATES OF
                                  NUMBER           % OF                                               STOCK PRICE
                                   OF              TOTAL                                           APPRECIATION FOR
                                SECURITIES        OPTIONS       EXERCISE OR                         OPTION TERM(3)
                                UNDERLYING       GRANTED TO     BASE PRICE                    --------------------------
                                 OPTIONS         EMPLOYEES         PER         EXPIRATION
           NAME                 GRANTED(1)      DURING 2001      SHARE(2)         DATE             5%            10%
---------------------------   -------------    -------------   ------------    -----------    ------------   -----------
B.B. Hollingsworth, Jr....        50,000            9.3%          $ 28.97       11/14/11        $910,954     $2,308,596
John T. Turner............        25,000            4.6             28.97       11/14/11         455,477      1,154,268
Scott L. Thompson.........        25,000            4.6             28.97       11/14/11         455,477      1,154,268
John S. Bishop............        15,000            2.8             28.97       11/14/11         273,286        692,560
Charles M. Smith..........            --             --                --             --              --             --

----------

(1) The options expire 10 years from the date of grant. The options awarded to Messrs. Hollingsworth and Turner vest in 33% increments per year beginning on November 14, 2002. The options awarded to Mr. Thompson vest in 20% increments per year beginning on November 14, 2002. The options awarded to Mr. Bishop vest 40% beginning on November 14, 2003 and thereafter in 20% increments annually.

(2) The exercise price of the options was based upon the fair market value of the common stock on the date of grant.

(3) Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of provisions of the option plan governing termination of options upon employment termination, transferability or vesting.

AGGREGATE STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table contains certain information concerning the value of options exercised during 2001 and the value of unexercised options at December 31, 2001.

                                                                        NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED           IN-THE MONEY OPTIONS AT
                                                                    OPTIONS AT DECEMBER 31, 2001         DECEMBER 31, 2001(2)
                                   SHARES                          -------------------------------  ------------------------------
                                ACQUIRED ON          VALUE
          NAME                  EXERCISE(#)       REALIZED(1)      EXERCISABLE      UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
--------------------------     -------------      ------------     -----------      -------------   -----------      -------------
B.B. Hollingsworth, Jr. ...         5,000           $117,300          300,800          214,200       $4,495,659       $2,714,491
John T. Turner.............        20,000            412,000          306,590          148,410        5,577,698        2,260,102
Scott L. Thompson..........        10,000             91,000          213,200          165,080        3,923,868        2,358,633
John S. Bishop.............            --                 --           74,000          151,000        1,001,960        2,102,940
Charles M. Smith...........         6,071             91,429            5,929           18,000           71,385          216,720

----------

(1) The value realized upon the exercise of a stock option is equal to the difference between the closing price of the common stock on the New York Stock Exchange on the date of exercise and the exercise price of the stock option multiplied by the number of shares acquired.

(2) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the common stock on the New York Stock Exchange on December 31, 2001 of $28.51 and the per share exercise price of the stock option.

EMPLOYMENT AGREEMENTS

    Each of our executive officers has entered into employment agreements with us. As of March 1, 2002, Mr. Hollingsworth entered into a new employment agreement with us. Messrs. Turner and Thompson entered into employment agreements with us dated November 3, 1997 and Mr. Bishop entered into an employment agreement with us dated October 7, 1998. The employment agreements, as amended, currently provide for the following annual base salaries: B.B. Hollingsworth, Jr. -- $600,000; John T. Turner -- $400,000; Scott L. Thompson -- $400,000 and John S. Bishop -- $350,000. The employment agreements also provide that these officers' participation in bonus plans will be governed by the bonus and incentive plans adopted by the Compensation Committee of our Board of Directors.

    Mr. Hollingsworth's new employment agreement extends through November 2, 2005. The terms of his employment agreement are substantially the same as the employment agreements of the other executive officers, with the following exceptions. In the event of an "involuntary termination" of Mr. Hollingsworth's employment, Mr. Hollingsworth may terminate his employment with Group 1 and receive his salary plus his incentive bonus for the year prior to his termination for each year remaining on his employment agreement. An "involuntary termination" includes termination of Mr. Hollingsworth by Group 1 without cause, a material breach of Mr. Hollingsworth's employment agreement by Group 1 or the dissolution, merger, sale of substantially all of the assets or a change of control of Group 1. In addition, on an involuntary termination, Mr. Hollingsworth's stock options shall become 100% vested and the exercise of those stock options shall continue to be permitted as if his employment had continued for the full term of his employment agreement. Upon Mr. Hollingsworth's death or disability his stock options shall become 100% vested. Mr. Hollingsworth has agreed not to compete with Group 1 for a period of two years after termination of his employment and not to induce any employee of Group 1 to leave his or her employment with Group 1 or hire any employee of Group 1 for a period of three years after termination of his employment.

    The employment agreements for Messrs. Turner, Thompson and Bishop expire on November 2, 2002, November 2, 2002 and October 6, 2003, respectively. Unless terminated or not renewed by us or those persons, the term of each employment agreement will continue thereafter on a month-to-month basis terminable at any time by either us or any of them, with or without cause, upon thirty days notice. In the event of a termination of employment by us without cause or by those persons due to an uncorrected material breach of the employment agreement by us, those persons shall be entitled to receive their base salary paid bi-weekly until the end of his contract term.

    We are not obligated to pay any amounts to Messrs. Turner, Thompson or Bishop other than his pro rata base salary through the date of his or her termination upon:

    o   voluntary termination of employment by the employee;

    o termination of employment by us for cause, as defined in the employment agreements;

    o   death of the employee; or

    o   long-term disability of the employee.

    During the period of employment and for a period of three years after termination of employment, Messrs. Turner, Thompson or Bishop are generally prohibited from competing or assisting others to compete with Group 1. In addition, during the period of employment and for a period of five years after termination of employment, Messrs. Turner, Thompson or Bishop are generally prohibited from inducing any other employee to terminate employment with Group 1.

     Charles Smith retired and resigned as a director and officer of Group 1 effective November 2, 2001. Mr. Smith has entered into a consulting agreement with Group 1 and under the terms of the agreement, he has agreed to make himself available to consult on matters involving Group 1 until November 2, 2004. Mr. Smith's consulting agreement pays $7,652 per month through October 31, 2002. Beginning in November 2002 through the expiration of his consulting agreement, Mr. Smith will be paid $9,852 per month. As part of Mr. Smith's retirement and consulting agreement, the Company accelerated 6,000 of his stock options that were scheduled to vest on November 9, 2002, and Mr. Smith's remaining 12,000 unvested stock options were cancelled.

                                PERFORMANCE GRAPH

    As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared based upon the following assumptions:

     o $100 was invested in Group 1's common stock, the S&P 500 and our peer group described below on October 29, 1997 at the initial public offering price of Group 1's common stock of $12 per share and the closing price of the stocks comprising the S&P 500 and our peer group, respectively, on such date. Our common stock began trading on the New York Stock Exchange on October 30, 1997;

     o Our peer group investment is weighted based upon the market capitalization of each individual company within our peer group at the beginning of the period; and

     o    Dividends are reinvested on the ex-dividend dates.

    Our peer group consists of AutoNation, Inc., CarMax Group, Lithia Motors, Inc., Sonic Automotive, Inc. and United Auto Group, Inc.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*

                               [PERFORMANCE GRAPH]

   * TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS

                                                          GROUP 1                           PEER GROUP
                MEASUREMENT DATE                     AUTOMOTIVE, INC.        S&P 500           ONLY
-------------------------------------------------   -----------------        -------        ----------
10/97...........................................         $100.00             $100.00          $100.00
12/97...........................................           75.52              102.87            70.66
12/98...........................................          216.67              132.27            47.13
12/99...........................................          116.16              160.10            29.90
12/00...........................................           78.13              145.53            20.16
12/01...........................................          237.60              128.23            47.45

                           STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, our director nominee, our executive officers named in the Executive Compensation Summary Table, our directors and executive officers as a group and any 5% stockholders. Except as otherwise indicated, all information is as of February 28, 2002.

                                                          AGGREGATE NUMBER           ACQUIRABLE            PERCENT
                                                              OF SHARES               WITHIN 60            OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                 BENEFICIALLY OWNED             DAYS(2)          OUTSTANDING(3)
---------------------------------------------------     ------------------           -----------        --------------
B.B. Hollingsworth, Jr. ............................         544,928                   280,800                3.6%
John T. Turner .....................................          94,991                   291,590                1.6
Scott L. Thompson ..................................          60,443                   163,200                1.0
John S. Bishop .....................................           5,920                    74,000                 *
John L. Adams.......................................          10,000                     7,690                 *
Bennett E. Bidwell..................................             --                      5,970                 *
John H. Duncan .....................................         173,368                    15,970                 *
Max P. Watson, Jr. .................................          10,000                        --                 *
Robert E. Howard II ................................       2,631,738 (4)                    --               11.5
Kevin H. Whalen ....................................         717,058                    19,000                3.2
Stephen D.  Quinn ..................................             --                         --                 *
Charles M. Smith ...................................          22,494 (5)                 6,000                 *
J.L. Kaplan Associates, LLC ........................       1,097,165 (6)                    --                4.8
    222 Berkeley Street, Suite 2010
    Boston, MA  02116
Barclays Global Investors, N.A. ....................       1,258,351 (7)                    --                5.5
    45 Fremont Street
    San Francisco, CA  94105
All directors and executive officers and director
nominees as a group (11 persons) ...................        4,248,613                  883,220               22.3%

----------

     * Represents less than 1% of the outstanding common stock

(1) Except as otherwise indicated, the mailing address of each person or entity named in the table is Group 1 Automotive, Inc., 950 Echo Lane, Suite 100, Houston, Texas 77024.

(2) Reflects the number of shares that could be purchased upon the exercise of options held by the named person as of February 28, 2002, or within 60 days after February 28, 2002, under our stock option plan.

(3)  Based on the number of shares outstanding at February 28, 2002.

(4) Includes (a) 780,000 shares held by Howard Investments, L.L.C., which is controlled by Mr. Howard and (b) 25,450 shares held by Century Reinsurance Company, Inc., which is controlled by Mr. Howard.

(5)  Includes 600 shares owned by his children.

(6) J. L. Kaplan Associates, LLC, is an investment advisor and has sole voting power of 726,600 share, as reported on Schedule 13G as of December 31, 2001 and filed on February 8, 2002.

(7) Includes (a) 1,118,666 shares owned by Barclays Global Investors, N.A., an institutional investment manager owned by Barclays PLC and (b) 139,685 shares owned by Barclays Global Fund Advisors, 45 Fremont Street, San Francisco, CA 94105, which is a subsidiary of Barclays Global Investors, N.A., as reported on a Schedule 13G as of December 31, 2001 and filed on February 13, 2002.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     Our executive officers, directors and any person who owns more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports regarding their ownership of our stock. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations from these individuals that no other reports were required, during the year ended December 31, 2001, all of these filing requirements applicable to these individuals were met.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Max P. Watson, Jr., one of our directors and a member of our Compensation Committee, is the brother of John S. Watson, the Secretary of Group 1 and a partner at Vinson & Elkins L.L.P., our legal counsel.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Set forth below is a description of certain transactions entered into between our company and certain of our officers, directors and large stockholders.

Bob Howard Dealership Acquisitions

     Bob Howard informed Mr. Hollingsworth that upon the expiration of his current employment agreement on November 1, 2002, he planned to retire as an employee of the Company, and as part of his retirement plan he would like to acquire an automobile dealership in Oklahoma City. Mr. Hollingsworth informed Mr. Howard that, subject to the approval of the Board waiving Group 1's conflict of interest policy and the non-competition provisions in Mr. Howard's employment agreement, he would have no objection to Mr. Howard acquiring a limited number of dealerships in Oklahoma City that Group 1 could not acquire. After the Board waived the Company's conflict of interest policy and the non-competition provisions of Mr. Howard's employment agreement with respect to the acquisitions of those dealerships, Mr. Howard then proceeded to acquire Ford, Lincoln-Mercury, Jaguar and Volvo dealerships in Oklahoma City, none of which Group 1 could acquire, as the manufacturer-owner targeted the sale of these dealerships to individuals. Mr. Howard has agreed to reimburse Group 1 for the services of Group 1 that he utilizes in connection with those dealerships and to reimburse Group 1 for the portion of his time that he spends on those dealerships while he is an employee of Group 1. In addition Mr. Howard will locate the Jaguar and Volvo dealerships in a vacant building owned by Group 1, adjacent to our Mercedes dealership, for which Mr. Howard will pay us rent at a market rate.

Leases

    We generally seek to enter into lease agreements that have 30 year terms and are cancelable at our option at various times during the lease term. As a result, we lease a majority of our facilities at what are believed to be market terms.

    North Broadway Real Estate, an Oklahoma limited liability company, owned 50% by Mr. Howard and 50% by an unrelated third party, leases the real estate and facilities of one of our collision repair centers to us. This lease provides for a monthly rental rate of $9,000, and requires us to pay all applicable property taxes, maintain adequate insurance and, if necessary, repair or replace the leased building. The lease term is month-to-month.

    Bob Howard Automall, one of our subsidiaries, leases two properties owned by Mr. Howard and used by Bob Howard Automall as automobile dealerships in Oklahoma City, Oklahoma. These leases provide for monthly rental payments of $85,862.

    Bob Howard Chevrolet, one of our subsidiaries, leases property owned by Mr. Howard and used by Bob Howard Chevrolet as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $48,500.

    Bob Howard Toyota, one of our subsidiaries, leases property owned by Mr. Howard and used by Bob Howard Toyota as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $33,500.

    Mike Smith Autoplaza, one of our subsidiaries, leases property owned by a general partnership, of which the children of Mr. Smith are partners. The property is used by Mike Smith Autoplaza as an automobile dealership in Beaumont, Texas. The lease provides for monthly rental payments of $46,500.

Stock Repurchases

    During 2000, we were authorized by our Board of Directors to repurchase a portion of our common stock. The repurchases completed to date have been through public and private transactions. During 2001, 30,000 shares were repurchased from Kevin H. Whalen at a market price of $9.50 per share and 200,000 shares from Sterling B. McCall, Jr. at a market price of $12.54 per share.

Registration Agreement

     Mr. Howard has entered into a registration agreement with us. Under the agreement, we included 700,000 shares of Group 1 common stock owned by Mr. Howard in a registration statement that we were filing for our benefit, in return for Mr. Howard's agreement not to sell any shares of Group 1 common stock owned by him, except for shares of common stock sold pursuant to the registration statement, until the earlier of (i) the first business day immediately following the consummation of the sale of all his shares of common stock covered by the registration statement or (ii) the first business day immediately following the termination of the registration agreement by Mr. Howard or us. The registration agreement allows us to defer the sale by Mr. Howard of any shares of common stock covered by this registration statement under certain circumstances. We agreed to pay all expenses incurred in connection with the registration statement, other than expenses directly attributable to the inclusion of Mr. Howard's shares of our common stock in the registration statement. In addition, Mr. Howard agreed to pay any underwriters' discounts and commissions applicable to his shares of common stock covered by the registration statement as well as the costs for experts or professionals, including counsel, employed by Mr. Howard or on his behalf in connection with the registration of his shares under the registration agreement. We have agreed to indemnify Mr. Howard for liabilities arising under the Securities Act with respect to any offering of his shares under the registration statement, other than liabilities arising from information furnished by Mr. Howard. Mr. Howard has agreed to indemnify us for liabilities arising under the Securities Act with respect to any such offering as a result of information furnished by him. As of March 5, 2002, Mr. Howard has sold 300,000 of the 700,000 shares covered in the registration agreement.

                                  OTHER MATTERS

EXPENSES OF SOLICITATION

     We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them for sending proxy materials to beneficial owners of our common stock. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by our directors, officers or other employees.

ANNUAL REPORT

     Our annual report, including our financial statements and the financial statement schedules, accompany this proxy statement. Our stockholders are referred to the annual report for financial and other information about us.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Pursuant to the various rules promulgated by the Securities and Exchange Commission, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2003 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary no later than December 16, 2002. No stockholder proposal was received for inclusion in this Proxy Statement.

     In addition to the requirements of the Securities and Exchange Commission described in the preceding paragraph, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board of Directors or a proposal of business to be properly brought before our Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Secretary or otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who complies with the following notice procedures. A stockholder making a nomination for election to our Board of Directors or a proposal of business must deliver proper notice to our Secretary at least 70 days but not more than 90 days prior to the anniversary date of the 2002 Annual Meeting. For a stockholder nomination for election to our Board of Directors or a proposal of business to be considered at the 2003 Annual Meeting of Stockholders, it should be properly submitted to our Secretary no earlier than February 21, 2003 and no later than March 13, 2003.

     For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary. Such notice must set forth all of the information required in solicitations of proxies under the Securities and Exchange Commission rules or any other law. For any other business that a stockholder desires to bring before an annual meeting, the stockholder must provide a brief description of such business, the reasons for conducting such business and any material interest in such business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. If a stockholder provides notice for either event described above, such notice must include the following information:

     o    the name and address of the stockholder as it appears on our books;

     o the name and address of the beneficial owner, if any, as it appears on our books; and

     o the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder and the beneficial owner.

     If we increase the number of directors to be elected at an annual meeting, we must make a public announcement naming all of the nominees for director and specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year's annual meeting. However, if we fail to make such an announcement, a stockholder's notice regarding the nominees for the new positions created by such increase will be considered timely if it is delivered to our Secretary at the address indicated on page 1 of this proxy statement not later than the close of business on the 10th day following the day on which the public announcement is first made.

     Detailed information for submitting stockholder proposals is available upon written request to our Secretary at 950 Echo Lane, Suite 100, Houston, Texas 77024. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a Stockholder proposal included in our Proxy Statement for the 2003 Annual Meeting of Stockholders.

By Order of the Board of Directors,


John S. Watson
Secretary

Houston, Texas
April 17, 2002

                                                                      APPENDIX A

                            GROUP 1 AUTOMOTIVE, INC.

                             AUDIT COMMITTEE CHARTER

     The Board of Directors of Group 1 Automotive, Inc. (the "Company") has heretofore constituted and established an Audit Committee (the "Committee") with authority, responsibility, and specific duties as described in this Audit Committee Charter.

     COMPOSITION

     The Committee will be appointed annually by the Board of Directors (the "Board"). The Chairman of the Board shall appoint the Chairman of the Committee.

     The Committee shall be comprised of at least three directors who are independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member. All members of the Committee shall meet the requirements of the New York Stock Exchange, which includes having a basic understanding of finance and accounting. The Chairman of the Committee shall have accounting or related financial management expertise.

     MISSION STATEMENT AND PRINCIPAL FUNCTIONS

     The Committee's oversight role shall serve to provide reasonable assurance that the following objectives are achieved:

          o Financial Reporting Process -- The Company's financial statements are presented fairly in conformity with generally accepted accounting principles.

          o System of Internal Controls -- The Company's system of internal controls provides reasonable assurance as to the reliability of financial statements and the protection of assets from unauthorized acquisition, use, or disposition.

          o Corporate Compliance Process -- The Company is in reasonable compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against employee conflict of interest and fraud.

     As such, the Committee will have direct access to financial, legal, and other staff and consultants of the Company. Such consultants may assist the Committee in defining its role and responsibilities, consult with Committee members regarding a specific audit or other issues that may arise in the course of the Committee's duties, and conduct independent investigations, studies, or tests. The Committee has the authority to employ such other accountants, attorneys, or consultants to assist the Committee as it deems advisable. The Committee may also meet with the Company's investment bankers or financial analysts who follow the Company.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, to determine that the Company's financial statements are complete and accurate or to determine that such statements are in accordance with generally accepted accounting principles. The Company's management is responsible for the preparation of the Company's financial statements in accordance with generally accepted accounting principles and the Company's internal controls. The Company's independent accountants are responsible for the audit work on the Company's financial statements. It is also not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's policies and procedures. The Company's management is responsible for compliance with laws and regulations and compliance with the Company's policies and procedures.

     The Committee's principal areas of oversight shall include the following:

     Financial Reporting Process

     The Audit Committee shall:

          o Recommend to the Board the independent accountants to be nominated, review the compensation of the independent accountants and evaluate the performance and on-going qualifications of the independent accountants. If so determined by the Committee, recommend that the Board replace the independent accountants.

          o Review the experience and qualifications of the senior members of the independent accountants team and the quality control procedures of the independent accountants.

          o Approve the retention of the independent accountants for any non-audit service and the fee for such service.

          o Recommend to the Board guidelines for the Company's hiring of employees of the independent accountants who were engaged on the Company's account.

          o Discuss with the national office of the independent accountants issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

          o Confirm and assure the independence of the independent accountants, including a review of the nature of all services and related fees provided by the independent accountants. The independent accountants will provide a written statement regarding relationships and independence to the Committee at least annually.

          o Review with the independent accountants, prior to the initiation of the annual audit, the independent accountants' process for identifying and responding to key audit and internal control risks, and the scope and approach of the audit to assure completeness of coverage of key business controls and risk areas.

          o Approve the formation of all offshore subsidiaries or affiliates of the Company.

          o Serve as a channel of communication between the independent auditor and the Board and/or management of the Company. The independent auditors are ultimately accountable to the Audit Committee of the Board.

          o Instruct the independent accountants to report directly to the Committee any problems or difficulties incurred in connection with the audit, including any restrictions on the scope of activities or access to required information, or any disagreements with management.

          o Review the financial statements and footnotes included in the annual report to shareholders and Form 10-K filings made with the Securities and Exchange Commission. In addition, review findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission.

          o Review with management and the independent accountants at the completion of the annual audit:

               o The independent accountants' audit of the financial statements and their report thereon.

               o Any significant changes required in the independent accountants' audit plan.

               o The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

               o The critical accounting policies used in the financial statements, an analysis of the effect of alternative methods of applying generally accepted accounting principles on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

               o Insider and affiliated party transactions and potential conflicts of interest.

               o Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

          o Review significant reports prepared by the internal audit department together with management's response and follow up to these reports.

          o Review the appointment, performance and replacement of the senior internal auditing executive.

          o Review with management and the independent accountants the effect of regulatory and accounting initiatives as well as any off-balance sheet structures contemplated by the Company on the Company's financial statements.

          o Review with management and the independent accountants the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent accountants reviews of the quarterly financial statements.

          o Review with management and the independent accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise issues regarding the Company's financial statements or accounting policies.

          o Review with the Company's management and/or legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          System of Internal Controls

          o Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company. Consider and review with management and the independent accountants:

               o The effectiveness of or weaknesses in the Company's internal controls including the status and adequacy of management information systems and other information and security, the overall control environment and accounting and financial controls.

               o Any related significant findings and recommendations of the independent accountants, together with management's response thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

          o Assess internal processes for determining and managing key financial statement risk areas.

          o Ascertain whether the company has an effective process for determining risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations.

     Corporate Compliance Process

          o Approve for recommendation to the Board the Company's policies and procedures regarding compliance with the law and with significant Company policies, including, but not limited to, codes of conduct expressing principles of business ethics, legal compliance, the Foreign Corrupt Practices Act, environmental, health, and safety issues, and other matters relating to business conduct, and programs of legal compliance designed to prevent and detect violations of law.

          o Review compliance with the Company's code of conduct and approve any waivers under the code of conduct.

          o Review with the Company's management and others any legal, tax or regulatory matters (including compliance with Manufacturer Public Company Agreements) that may have a material impact on Company operations and the financial statements, related Company compliance policies, and programs and reports received from regulators.

          o Review policies and procedures with respect to officers' expense accounts, including their use of corporate assets, and consider the results of any review of these areas by the independent accountants.

     MEETINGS

     The Committee will meet at least quarterly, or more frequently as necessary to carry out its responsibilities. In addition, the Committee, or at a minimum, the Committee Chairman, will meet with management and the independent auditors prior to the release of the Company's quarterly or annual earnings to discuss the results of the quarterly review or audit as applicable. The Chairman of the Committee and/or management of the Company may call meetings as deemed necessary. In addition, the Committee will make itself available to the independent auditors of the Company as requested by such independent auditors.

     All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee, including committee actions and recommendations, shall be made to the Board at its next regularly scheduled meeting following the Committee meeting.

     OTHER COMMITTEE RESPONSIBILITIES

     The Committee will review and reassess the adequacy of this Charter on an annual basis, and will submit the charter to the Board for approval. The Committee Charter will be included in the proxy statement as required under Securities and Exchange Commission regulations.

     The Committee will prepare a report to shareholders, to be included in the proxy statement on an annual basis as required by the Securities and Exchange Commission. This report will specifically address the following activities carried out by the Committee during the year:

          o The Committee's review of the independence of its members.

          o Confirmation of the annual review of this Charter.

          o The Committee's review of the Company's audited financial statements with management.

          o The Committee's discussion with the independent auditors of the matters required to be communicated to audit committees.

 P                              GROUP 1 AUTOMOTIVE, INC.
 R                              950 ECHO LANE, SUITE 100
 O                                HOUSTON, TEXAS 77024
 X
 Y                     ANNUAL MEETING OF STOCKHOLDERS -- MAY 22, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


                    The undersigned stockholder(s) of Group 1 Automotive, Inc., a Delaware corporation (the "Company"), hereby appoints B.B. Hollingsworth, Jr., and Scott L. Thompson, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at JPMorgan Chase, 707 Travis, Mezzanine Level, Houston, Texas 77002, at 10:00 A.M., local time, on Wednesday, May 22, 2002, and at any adjournment thereof.

                           (CONTINUED ON REVERSE SIDE)

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                                                Please mark [X]
                                                                your votes as
                                                                indicated in
                                                                this example

This Proxy, when properly executed, will be voted as directed herein by the undersigned. If no direction is given, this proxy will be voted "FOR" proposal
1. The Board of Directors recommends a vote "FOR" proposal 1.

1. Election of Director                                                  In their discretion, such attorneys-in-fact and proxies
    Nominee:  Stephen D. Quinn                                           are authorized to vote upon such other business as
                                                                         properly may come before the meeting.
                                                 WITHHOLD
          FOR the nominee                       AUTHORITY                          I will be attending the meeting.  [ ]
         (except as marked                     to vote for
          to the contrary)                     the nominee

                [ ]                                [ ]
                                                                                       You are requested to complete,
                                                                                       date, sign, and return this proxy
                                                                                       promptly. All joint owners must
                                                                                       sign. Persons signing as
                                                                                       executors, administrators,
                                                                                       trustees, corporate officers, or
                                                                                       in other representative
                                                                                       capacities should so indicate.

                                                                                       Date:
                                                                                            ---------------------------------------


                                                                                       --------------------------------------------
                                                                                       Signature


                                                                                       --------------------------------------------
                                                                                       Signature

-----------------------------------------------------------------------------------------------------------------------------------
                                                o FOLD AND DETACH HERE *
o
                                          VOTE BY INTERNET OR TELEPHONE OR MAIL
                                              24 HOURS A DAY, 7 DAYS A WEEK

                                INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                                           THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.


           YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                 AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                 INTERNET                                        TELEPHONE                                        MAIL
        http://www.eproxy.com/gpi                              1-800-435-6710
      Use the Internet to vote your                   Use any touch-tone telephone to                     Mark, sign and date
      proxy. Have your proxy card in                  vote your proxy. Have your proxy                      your proxy card
       hand when you access the web          OR     card in hand when you call. You will    OR                    and
   site. You will be prompted to enter               be prompted to enter your control                      return it in the
     your control number, located in                 number, located in the box below,                   enclosed postage-paid
       the box below, to create and                and then follow the directions given.                       envelope.
       submit an electronic ballot.

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT: http://www.group1auto.com